EXHIBIT 3(i).2

                       STARTECH ENVIRONMENTAL CORPORATION

                             AUDIT COMMITTEE CHARTER

Purpose of the Audit Committee
------------------------------

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Startech Environmental Corporation (the "Company") to assist the Board in overseeing and monitoring the:

     o    auditing and integrity of the Company's financial statements;

     o qualification and independence of the Company's independent auditors (the "Auditors");

     o    performance of the Company's internal audit function and the Auditors;

     o    compliance by the Company with legal and regulatory requirements; and

     o    accounting and financing reporting process.

     The Committee shall be responsible for maintaining free and open communication (including private executive sessions at least annually) with the Auditors, the internal auditors and members of senior financial management.

     The function of the Committee is one of oversight. While the Committee has the responsibilities and powers set forth in this Charter, the duties of the Committee do not include the planning or conducting of audits or the presentation, preparation or integrity of the Company's financial statements or that the disclosures contained therein are complete and accurate and in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management. The Auditors are responsible for the audit of the Company's annual financial statements in accordance with generally accepted audit standards, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures, all in accordance with the standards of the profession.

Reliance on Information Provided
--------------------------------

     The Board acknowledges that the Company's internal auditor, as well as the Auditors, have more resources, time, knowledge and detailed information about the Company and its financial, accounting and auditing practices than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the Auditors' work or auditing standards. Each member of the Committee shall be entitled to rely on
(i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board) and
(iii) representations made by management as to all audit and non-audit services provided by the auditors to the Company.

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Membership; Organization
------------------------

1. Number. The Committee shall consist of at least three (3) members of the Board, each of which are free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment and who otherwise comply with the standards set forth in this Charter.

2. Independence. Each member of the Committee shall satisfy the applicable independence requirements for serving on audit committees as set forth in the applicable rules of the National Association of Securities Dealers (the "NASD Rules") and in the rules adopted by the Securities and Exchange Commission (the "SEC") pursuant to Section 301 of the Sarbanes-Oxley Act of 2002 (the "S-OX Act"), as codified in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent such rules are applicable to the Company.

3. Financial Literacy. Each member of the Committee shall, at the time of his or her appointment to the Committee, be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an "audit committee financial expert" as such term is defined by applicable SEC and NASD Rules. All members of the Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

4. Chairman. Unless a chairman of the Committee is designated by the Board, the members of the Committee shall elect a chairman (the "Chairman") by majority vote of the full Committee. The Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the Chief Executive Officer, Chief Financial Officer, the independent audit lead partner and the director of internal audit.

5. Compensation. The compensation of the Committee shall be as determined by the Board. No member of the Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board or a committee thereof.

6. Selection and Removal. Members of the Committee shall be appointed by the Board. The Board may remove and replace members of the Committee, with or without cause, at any time.

Authority and Responsibility
----------------------------

1. General. The Committee shall have all authority (necessary or implied) in order to carry out its duties and responsibilities as well as such other duties as may be delegated from time to time by the Board. In carrying out such duties and responsibilities, the Committee's policies and procedures should remain flexible in order to react to changing conditions and circumstances. The policies and procedures set forth herein are therefore set forth as a guide with the understanding that the Committee may alter or supplement them as appropriate. The foregoing notwithstanding, in the event that the Committee is at any time unable, for whatever reason, to carry out its duties and responsibilities as well as such other duties as may be delegated from time to time by the Board under this Charter, the entire Board, as then composed, shall be responsible for carrying out the duties and responsibilities of the Committee, as well as such other duties as may be delegated from time to time by the Board.

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2.   Oversight of the Auditors.
     --------------------------

     (a) Selection. The Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating and replacing the Auditors (subject, if applicable, to stockholder ratification).

     (b) Independence. The Committee shall take appropriate actions to satisfy itself as to the independence of the Auditors. The Committee shall obtain and review a report from the Auditors at least annually regarding:

          (i)   the Auditors' internal quality-control procedures;

          (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm;

          (iii) any steps taken by the Auditors to deal with any such issues;
                and

          (iv) vall relationships between the Auditors and the Company, including the disclosures required by Independence Standards Board Standard No. 1.

          The Committee shall actively engage in a dialogue with the Auditors with respect to evaluating the qualifications, performance and independence of the Auditors, including considering whether the auditors' quality controls are adequate and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the Auditors to the Board annually in advance of the annual meeting of stockholders.

     (c) Compensation. The Committee shall be solely and directly responsible for approving and setting the compensation of the Auditors, including, but not limited to, all audit engagement fees and the terms of all non-audit engagements. The Committee is empowered, without further action by the Board, to cause the Company to pay the fees and expenses of the Auditors approved by the Committee.

     (d) Non-Audit Services. The Committee shall establish policies and procedures for the engagement of the Auditors to provide such non-audit services as may be legally performed in accordance with Rule 2-01(c)(4) of Regulation S-X, and for determining the compensation to be paid for such services, and consider whether the Auditors' performance of any non-audit services is compatible with the Auditors' independence in accordance with Rule 2-01(c)(7) of Regulation S-X. The Committee shall cause the Company to disclose in its periodic reports filed with the SEC the approval by the Committee of any non-audit services to be performed by the Auditors.

     (e) Pre-Approval of Services. The Committee shall pre-approve (either on a case-by-case basis or in accordance with detailed policies and procedures established by the Committee) all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Auditors, subject to the "de minimis" safe harbor exceptions for non-audit services which are approved by the Committee prior to the completion of the audit in accordance with Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC (including Rule 2-01(c)(7) of Regulation S-X). In addition to the foregoing, the Committee shall obtain from the Auditors, annually, a formal written statement of the fees billed for audit services, audit-related services, tax services and all other services rendered by the Auditors for the most recent fiscal year, as

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          well as the nature of the services comprising the fees disclosed under each category other than audit fees, the percentage of hours expended on the audit engagement that were attributed to persons other than the auditors' full-time, permanent employees (if greater than 50%) and the percentage of services under each category (other than audit fees) that were approved by the Committee after the provision of services under the "de minimis" safe harbor described above.

     (f) Oversight. The Auditors shall report directly to the Committee and the Committee shall be solely and directly responsibility for overseeing the Auditors (including reviewing and resolving disagreements between management and the Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In connection with its oversight role, the Committee shall from time to time, as appropriate, but at least quarterly, timely obtain and review the reports required to be made by the Auditors pursuant to Section 10A(k) of the Exchange Act and Rule 2-07 of Regulation S-X regarding:

          (i)   all critical accounting policies and practices;

          (ii) all alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors; and

          (iii) other material written communications between the Auditors and management of the Company, such as any management letter or schedule of unadjusted differences.

          In addition to the foregoing, the Company shall receive and review audit reports, review with the Auditors any problems or difficulties the Auditors may have encountered in carrying out their responsibilities, and providing the Auditors with full access to the Committee and the Board to report on all appropriate matters.

     (g) Planning and Scope of Audit. The Committee shall meet with the Auditors prior to the audit to discuss the planning, staffing and scope of its audit work.

     (h) Conduct of the Audit. The Committee shall discuss with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. In addition to the foregoing, the Committee shall discuss with the
          Auditors: (i) accounting adjustments that were identified or proposed by the Auditors and were not implemented; (ii) communications between the audit team and the Auditors national office relating to auditing or accounting issues presented by the engagement; (iii) any "management letter" issued or proposed to be issued by the Auditors to the Company and any other material written communications between the Auditors and management; and (iv) any issues identified or difficulties encountered by the Auditors with management's response to such adjustments, communications or letter.

     (i) Evaluation and Rotation of Lead Partner. The Committee shall review and evaluate the lead partner of the Auditors' team. To the extent required by law, the Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the audit partner responsible for reviewing the audit and other members of the audit engagement team.

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     (j)  Hiring of Employees. The Committee shall set clear policies for the
          Company's hiring of employees and former employees of the Auditors who participated in any capacity in the audit of the Company in the prior two years, which policies shall reflect any limitations required by law.

3.   Financial Statement and Disclosure Matters.
     -------------------------------------------

     (a) Discussion and Recommendation of Audited Financial Statements. The Committee shall review and discuss with management and the Auditors the annual audited financial statements, including disclosures made in management's discussion and analysis of financial condition and results of operations. The Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

     (b) Discussion of Interim Financial Statements. The Committee shall review and discuss with management and the Auditors the Company's quarterly financial statements including in the Company's Quarterly Reports on Form 10-Q filed by the Company with the SEC, including the results of the Auditors' review of the quarterly financial statements and disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to the filing of a Quarterly Report on Form 10-Q.

     (c) Review of Financial Reporting Issues. The Committee shall discuss with management and the Auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles and the Auditors' judgment about the quality, and not just acceptability, of the Company's accounting principles, and any major issues as to the adequacy of the Company's internal controls (including computerized information system controls and security) and any special steps adopted in light of material control deficiencies. The review shall also include a discussion of the reasonableness of judgments and estimates made in the preparation of the financial statements that may be viewed as critical, as well as the clarity of financial statement disclosure.

     (d) Earnings Press Releases. The Committee shall discuss with management and the Auditors, as appropriate, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee will discuss generally the types of information to be disclosed and any presentations to be made. The Chief Financial Officer shall review earnings releases with the Chairman prior to their release to the public.

     (e) Regulatory and Accounting Initiatives. The Committee shall discuss with management and the Auditors the effect of regulatory and accounting initiatives on the Company's financial statements, as well as any off-balance sheet structures the Company has established. The Committee shall review with management and the Auditors any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

     (f) Financial Risk Exposures. The Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies and procedures.

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     (g)  CEO and CFO Certification Process. The Committee shall review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the annual reports on Form 10-K and the quarterly reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud, whether material or not material, involving management or other employees who have a significant role in the Company's internal controls.

     (h) Report of Committee. Consistent with the exercise of its business judgment, the Committee shall prepare, for inclusion in the Company's Proxy Statement, the annual report of the Committee required by the rules of the SEC.

4.   Oversight of the Company's Internal Audit Function.
     ---------------------------------------------------

     (a) Performance Review. The Committee shall review and evaluate the performance of the head of the Company's internal auditing department and, if appropriate, recommend the selection of a new person. Any change in the incumbent in such position or in his or her compensation shall not be made without the approval of the Committee. The head of the Company's internal auditing department shall have unrestricted access to the Committee.

     (b) Internal Controls and Procedures. The Committee shall review and discuss with management, the internal auditor and, to the extent appropriate, the Auditors the adequacy and effectiveness of the Company's accounting and financial controls, records and system for monitoring and managing business risk [and legal compliance](1) programs, including a review of the Company's response to any management letter provided by the Auditors and management's plans for implementing any necessary or desirable improvements in its internal accounting procedures and controls.

     (c) Internal Auditing Reports. The Committee shall provide oversight to internal audit activities, including reviewing the significant reports to management prepared by the internal auditing department and management's responses.

     (d) Planning and Scope of Internal Audit. The Committee shall discuss with the Auditors and the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

5.   Compliance Oversight Responsibilities.
     --------------------------------------

     (a) Section 10A(b) of the Exchange Act. The Committee shall obtain assurance from the Auditors that Section 10A(b) of the Exchange Act, relating to the discovery by the Auditors of illegal acts that have or may have occurred, has not been implicated.

     (b) Compliance with Foreign Corrupt Practices Act. The Committee shall review and discuss with management and the internal auditor the Company's procedures and practices designed to insure that: (i) the Company's books, records, accounts and internal accounting controls are established and maintained in compliance with Section 102 of the Foreign Corrupt Practices Act of 1977, and (ii) there are adequate controls in place to prevent or detect (A) any improper or illegal disbursement of corporate funds or property of value or (B) the making of any arrangement on behalf of the Company which may provide for or result in the improper or illegal disbursement of funds or property of value, in order that the Company be in compliance with Section 103(a) of the Foreign Corrupt Practices Act.

--------
1 Should legal compliance be within the jurisdiction of the Committee?

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     (c)  Regulatory Compliance, Conflicts of Interest and Ethical Conduct. The
          Committee shall periodically discuss with the Company's General Counsel or, as appropriate, outside counsel, the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements, conflicts of interest and ethical conduct (including the Company's Code of Ethics for the Chief Executive Officer, Chief Financial Officer, Controller and Financial Managers (the "Code of Ethics") and the Company's Code of Business Conduct and Ethics), including any potential or actual conflicts of interest involving directors or officers of the Company. The Committee shall review and assess the adequacy of the Code of Ethics and the Company's Code of Business Conduct and Ethics. The Committee shall also review all related party transactions required to be disclosed under Item 404 of Regulation S-K on an ongoing basis and all such transactions must be approved by the Committee.

     (d) Procedures for Complaints. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (e) Discussion of Legal Matters. Discuss with the Company's General Counsel or, as appropriate, outside counsel, legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Procedures and Administration
-----------------------------

1. Meetings. The Committee shall meet at least four (4) times per year and more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities. The Committee may also act by unanimous written consent in lieu of a meeting. A majority of the Committee shall constitute a quorum for the taking of any action at any meeting of the Committee and a majority of those members present at a meeting, a quorum being present, shall be required to approve any action taken by the Committee. The Chairman may call a meeting upon due notice to each other member not less than twenty-four (24) hours prior to such meeting and any member may call a meeting upon due notice to each other member not less than forty-eight (48) hours prior to such meeting. The Committee shall meet at least annually, in separate executive sessions, with (a) the Company's management, (b) the head of the Company's internal auditing department and
     (c) the Auditors.

2. Access to Information. In discharging its duties, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Company may request any Company personnel, or the Company's outside legal counsel or Auditors, to meet with the Committee or any of its members or advisors.

3. Subcommittees. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services; provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

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4.   Independent Advisors; Funding. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors, who may be regular advisors to the Company. The Company shall provide such funding as the Committee determines is appropriate in connection with the retention of such advisors and the compensation of any Auditors for audit, review or other similar services.

5. Investigations. The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate.

6. Administrative Expenses. The Committee is empowered, without further action by the Board, to cause the Company to provide appropriate funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties.

7. Reports to Board. The Committee shall keep such records of its meetings as it shall deem appropriate and make regular reports to the Board.

8. Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board for approval any proposed changes which the Committee believes are necessary or appropriate.

9. Review of Committee's Performance. The Committee shall conduct and present to the Board an annual performance evaluation of the Committee.